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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) -- February 2, 2007


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-20388                  36-3795742
(State of other jurisdiction         (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)



               800 East Northwest Highway, Des Plaines, IL 60016
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

      (d) On February 2, 2007, the Board of Directors of Littelfuse, Inc. (the "Company") elected William P. Noglows to fill a vacancy on the Board. No arrangement or understanding exists between Mr. Noglows and the Company, or to the Company's knowledge, any other person or persons pursuant to which Mr. Noglows was selected as a director. Mr. Noglows will receive director's compensation for service on the Board of Directors and the foregoing committees as discussed in
            Exhibit 99.7 to the Company's Current Report on Form 8-K dated May 5, 2006. Mr. Noglows is currently the Chairman, President and Chief Executive Officer of Cabot Microelectronics Corporation.

      (b) Also on February 2, 2007, Bruce A. Karsh, a director of the Company since 1991, indicated to the Company's Board of Directors that he will not stand for re-election at the Company's annual meeting of stockholders in April 2007.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
            FISCAL YEAR

            On February 2, 2007, the Company amended its Bylaws to increase the number of directors to seven from six and to thereafter provide the Board of Directors with the authority to change the number of directors which shall constitute the whole Board of Directors from time to time by resolution of a majority of the total number of authorized directors. The Bylaws as amended are attached as Exhibit 3(II) hereto.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            (d)   Exhibits

  EXHIBIT
  NUMBER                      DESCRIPTION
    3(II)      Littelfuse, Inc. Bylaws, as amended to date



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         LITTELFUSE, INC.



Date:  February 8, 2007                  By:  /s/ Philip G. Franklin
                                              ---------------------------------
                                         Philip G. Franklin
                                         Vice President, Operations
                                         Support and Chief Financial Officer